UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

CHESAPEAKE ENERGY CORPORATION*

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State of incorporation or organization)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
2.50% Contingent Convertible Senior Notes due 2037 and guarantees	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

* Includes certain subsidiaries of Chesapeake Energy Corporation identified on the following pages.

Chesapeake Energy Louisiana Corporation

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1524569
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Energy Marketing, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1439175
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Operating, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1343196
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake South Texas Corp.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	41-2050649
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Nomac Drilling Corporation

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1606317
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Carmen Acquisition, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1604860
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Appalachia, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	20-3774650
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Land Company, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	20-2099392
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Exploration, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	71-0934234
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Royalty, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1549744
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Gothic Production, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1539475
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Hodges Trucking Company, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1293811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Hawg Hauling  & Disposal, LLC

(Exact Name of Registrant As Specified In Its Charter)

Delaware	06-1706211
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Bluestem Gas Services, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	20-0174765
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Diamond Y Enterprise Incorporated

(Exact Name of Registrant As Specified In Its Charter)

Pennsylvania	26-0004174
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MC Mineral Company, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	61-1448831
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Gene D. Yost  & Son, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	20-5550602
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Louisiana, L.P.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1519126
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MidCon Compression, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	20-0299525
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of 2.50% Contingent Convertible Senior Notes due 2037 (the “Additional Convertible Notes”) of Chesapeake Energy Corporation (the "Registrant") and the guarantees thereof by certain of the Registrant's subsidiaries (the "Subsidiary Guarantors"). The Registrant and the Subsidiary Guarantors hereby incorporate by reference herein the description of the terms, rights and preferences of the Additional Convertible Notes and the related guarantees set forth under the caption "Description of Notes" in the Prospectus Supplement dated August 8, 2007 to the Prospectus dated May 8, 2007 forming a part of the registration statement on Form S-3 (No. 333-142720) filed by the Registrant and the Subsidiary Guarantors with the Securities and Exchange Commission on August 9, 2007.

The Additional Convertible Notes are treated as a single class with 2.50% Contingent Convertible Senior Notes due 2037 previously issued under the Indenture dated as of May 15, 2007 among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York Trust Company, N.A., as trustee. The Additional Convertible Notes, however, do not have the same CUSIP number as and do not trade interchangeably with notes previously issued under such Indenture.

Item 2. Exhibits.

The following exhibits are filed pursuant to the Instruction to Item 2:

Exhibit No.	Description
1.	Registrant’s Restated Certificate of Incorporation, as amended. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2006.

2.

Registrant’s Certificate of Designations of Series A Junior Participating Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2006.

3.

Registrant’s Certificate of Designation of 4.125% Cumulative Convertible Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.3 to Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2007.

4.

Registrant’s Certificate of Designation of 5.0% Cumulative Convertible Preferred Stock (Series 2005). Incorporated herein by reference to Exhibit 3.1.6 of Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2005.

6.

Registrant’s Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed September 15, 2005.

7.

Registrant’s Certificate of Designation of 5.0% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed November 9, 2005.

8.	Registrant’s Certificate of Designation of 6.25% Mandatory Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed June 30, 2006.

9.	Registrant’s Amended and Restated Bylaws. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed June 13, 2007.

10.

Rights Agreement dated July 15, 1998 between Registrant and UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant’s registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 to Rights Agreement dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 1998. Amendment No. 2 dated March 3, 2006. Incorporated herein by reference to Exhibit 10.6.1 to Registrant’s annual report on Form 10-K for the year ended December 31, 2005.

11.

Indenture dated as of May 15, 2007 among Registrant as Issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors, and The Bank of New York Trust Company, N.A., as Trustee, with respect to 2.500% Contingent Convertible Senior Notes due 2037. Incorporated herein by reference to Exhibit 4.1 to Registrant’s current report on Form 8-K filed May 15, 2007. First Supplemental Indenture dated as of August 7, 2007. Incorporated herein by reference to Exhibit 4.16.1 to Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2007.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrants:

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Senior Vice President, Treasurer & Corporate Secretary

BLUESTEM GAS SERVICES, L.L.C.
CHESAPEAKE APPALACHIA, LLC
CARMEN ACQUISITION, L.L.C.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE LAND COMPANY, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE OPERATING, INC.
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE SOUTH TEXAS CORP.
DIAMOND Y ENTERPRISE, INCORPORATED
GENE D. YOST & SON, INC.
GOTHIC PRODUCTION, L.L.C.
HAWG HAULING & DISPOSAL, LLC
HODGES TRUCKING COMPANY, L.L.C.
NOMAC DRILLING CORPORATION
MC MINERAL COMPANY, L.L.C.
MIDCON COMPRESSION, L.L.C.

For each of the above:

By:	/s/ Jennifer M. Grigsby
Senior Vice President, Treasurer & Corporate Secretary

CHESAPEAKE LOUISIANA, L.P.
By: Chesapeake Operating, Inc.
General Partner

By:	/s/ Jennifer M. Grigsby
Senior Vice President, Treasurer & Corporate Secretary

Date:	August 23, 2007

Exhibit Index
Exhibit No.	Description
1.	Registrant’s Restated Certificate of Incorporation, as amended. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2006.

2.

Registrant’s Certificate of Designations of Series A Junior Participating Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2006.

3.

Registrant’s Certificate of Designation of 4.125% Cumulative Convertible Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.3 to Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2007.

4.

Registrant’s Certificate of Designation of 5.0% Cumulative Convertible Preferred Stock (Series 2005). Incorporated herein by reference to Exhibit 3.1.6 of Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2005.

6.

Registrant’s Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed September 15, 2005.

7.

Registrant’s Certificate of Designation of 5.0% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed November 9, 2005.

8.	Registrant’s Certificate of Designation of 6.25% Mandatory Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed June 30, 2006.

9.	Registrant’s Amended and Restated Bylaws. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed June 13, 2007.

10.

Rights Agreement dated July 15, 1998 between Registrant and UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant’s registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 to Rights Agreement dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 1998. Amendment No. 2 dated March 3, 2006. Incorporated herein by reference to Exhibit 10.6.1 to Registrant’s annual report on Form 10-K for the year ended December 31, 2005.

11.

Indenture dated as of May 15, 2007 among Registrant as Issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors, and The Bank of New York Trust Company, N.A., as Trustee, with respect to 2.500% Contingent Convertible Senior Notes due 2037. Incorporated herein by reference to Exhibit 4.1 to Registrant’s current report on Form 8-K filed May 15, 2007. First Supplemental Indenture dated as of August 7, 2007. Incorporated herein by reference to Exhibit 4.16.1 to Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2007.